Exhibit 99.1

NEWS RELEASE

DATE:           September 22, 2021

CONTACT:    Dan Lombardo, InvenTrust Properties Corp.

     630-570-0605 or dan.lombardo@inventrustproperties.com

InvenTrust Properties Corp. Closes on $750 Million Amended Unsecured Credit Facility

DOWNERS GROVE, IL. – InvenTrust Properties Corp. (“InvenTrust”, “IVT” or the “Company”) today announced that it has closed on a $750 million amended unsecured credit facility, consisting of a $400 million amended term loan and a $350 million amended revolver (the “Facility”). The Facility is available for general corporate purposes including acquisitions and other working capital uses.

“We are pleased by the support and confidence our lending group continues to demonstrate in our portfolio of high quality Sun Belt, grocery-anchored assets,” said David Heimberger, SVP of Capital Markets, Investor Relations and Transactions. “This Facility maintains balance sheet flexibility and prepares InvenTrust to execute on our strategic portfolio goals as we enter our anticipated next phase as a publicly-traded company.”

In recognition of InvenTrust’s performance coming out of the pandemic and the essential retail assets in the Company’s portfolio, the capitalization rate used to calculate certain financial covenants under the Facility improved by 25 basis points to 6.5%. The amended revolving credit facility also allows for an additional 1 basis point margin reduction if certain environmental, social, and governance (“ESG”) targets are achieved.

The Company disclosed the following terms of the Facility:

$350 Million Unsecured Revolving Line of Credit

•	Based on the Company’s leverage, the pricing is LIBOR plus 105 basis points.

•	Extended the maturity date to September 2025 (with the additional option of two, 6-month extension options) from December 2022.

$200 Million Unsecured Term Loan

•	Based on the Company’s leverage, the pricing is LIBOR plus 120 basis points.

•	Extended the maturity date to September 2026 from December 2023.

$200 Million Unsecured Term Loan

•	Based on the Company’s leverage, the pricing is LIBOR plus 120 basis points.

•	Extended the maturity date to March 2027 from June 2024.

With respect to the amended revolving credit facility, KeyBanc Capital Markets Inc. and Wells Fargo Securities, LLC served as Joint Book Managers, and KeyBanc Capital Markets, Inc., Wells Fargo Securities, LLC, JPMorgan Chase Bank, N.A., BofA Securities, Inc., and PNC Capital Markets LLC served as Joint Lead Arrangers.

With respect to the amended term loan facility, Wells Fargo Securities, LLC, KeyBanc Capital Markets Inc., and BofA Securities, Inc. served as Joint Bookrunners, and Wells Fargo Securities, LLC, KeyBanc Capital Markets Inc., U.S. Bank National Association, Fifth Third Bank, National Association, BofA Securities, Inc. and PNC Capital Markets LLC served as Joint Lead Arrangers.

In addition, First Horizon, Pinnacle Bank and United Bank joined the Facility.

About InvenTrust Properties Corp.

InvenTrust Properties Corp. (IVT) is a premier Sun Belt, multi-tenant retail REIT that owns, leases, redevelops, acquires and manages grocery anchored neighborhood and community centers as well as high-quality power centers that often have a grocery component. The Company continues to execute its strategy by investing in Sun Belt markets in assets with an essential retail profile, while exhibiting focused and disciplined capital allocation. IVT is also committed to leadership in environmental, social and governance (ESG) issues and has been a Global Real Estate Sustainability Benchmark (“GRESB”) member since 2018. As of June 30, 2021, the company is an owner and manager of 65 retail properties, representing 10.8 million square feet of retail space.

Forward-Looking Statements Disclaimer

Forward-Looking Statements in this press release, which are not historical facts, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical, including statements regarding management’s intentions, beliefs, expectations, representation, plans or predictions of the future and are typically identified by words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. The following factors, among others, could cause actual results and financial position and timing of certain events to differ materially from those described in the forward-looking statements: the effects and duration of the COVID-19 pandemic; interest rate movements; local, regional, national and global economic performance; competitive factors; the impact of e-commerce on the retail industry; future retailer store closings; retailer consolidation; retailers reducing store size; retailer bankruptcies; the Company’s ability to meet and then maintain the listing requirements of a national securities exchange; government policy changes; and any material market changes and trends that could affect the Company’s decision to consummate a liquidity alternative. For further discussion of factors that could materially affect the outcome of our forward-looking statements and our future results and financial condition, see the Risk Factors included in InvenTrust’s most recent Annual Report on Form 10-K, as updated by any subsequent Quarterly Report on Form 10-Q, in each case as filed with the Securities and Exchange Commission. InvenTrust intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, except as may be required by applicable law. We caution you not to place undue reliance on any forward-looking statements, which are made as of the date of this press release. We undertake no obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.